UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

Concentrix Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email update that Concentrix Corporation sent to employees on June 14, 2023:

CONCENTRIX
TRANSACTION UPDATE
JUNE 2023
CONCENTRIX + Webhelp
Combining to form one best-in-class team
There are many steps on the road to creating a game-changing combination of Concentrix and Webhelp and we are committed to keeping you updated on our progress during this journey.
Since our last update, we have set priorities to ensure we can successfully combine and grow. We can’t begin work on these priorities until the day of close, but we are underway on our planning:
•Multiple departments are meeting to determine the best-of-the-best of our processes, ways to spread best practices across the full scope of the business, and to look for ways to reduce costs from things like third-party contracts and duplicate technologies. The process is going very well as we comb through a lot of information!
•A culture team with members from both companies is making great progress toward defining the key pillars for our new combined culture.
•Planning has begun to ensure we can quickly solidify new client relationships and apply the best solutions to make a meaningful difference to our clients as quickly as possible.
•We’ll continue charting our course at an in-person planning meeting of our integration workstream leads in France this July.
•We know that your curiosity is high about what a potential name for our combined company might be. We are preparing a survey to begin gathering input for our approach to naming. Every voice counts, so please watch for your opportunity to weigh in on what’s important to consider as we think about determining a future name for our business.
These are just a few examples of the work that is underway to ensure we jump-start our growth as ONE company. Both companies are working very well together through this planning process – our first proof point that our cultures and ways of working are truly aligned!
Read on to learn more about our progress and next steps.

ONE Теаm
Regulatory Approvals
What we are working on now:
• Filing for regulatory approvals in the countries where we do business and we’re responding to requests for more information.

Shareholder Vote
What we are working on now:
• Continuing work to draft our proxy statement for our shareholders to help them prepare for the shareholder vote.
Financing
What we are working on now:
• Updated credit agreement to allow issuance of bonds.
• Planning for bond financing.
Integration Planning
What we are working on now:
• Workstreams formed and working through the integration planning process.
• A small team from both companies is developing our combined culture.
• Preparation for an in-person meeting of workstream stakeholders in July.
Regulatory Approvals: Governmental regulatory approvals are required to get the transaction completed. Regulators will check to make sure the transaction does not cause anti-competitive or other concerns. We get these approvals through filings and responding to information requests in the required countries.
Shareholder Vote: As a publicly traded company, we need to file a proxy statement that gives Concentrix shareholders information about the transaction. After this is approved by the U.S. Securities and Exchange Commission (SEC), we will hold a meeting and vote of our shareholders where 50% of the votes cast are needed to approve the transaction.
Financing: To finance this transaction, we are expecting to issue bonds to fund a significant portion of the cash transaction, and to refinance existing Webhelp debt.
Integration Planning: Once two companies have announced their intent to combine, representatives from both organizations can meet to plan how the two organizations can could operate as a single company once the transaction closes. Planning typically crosses all of the major departments of both companies, including service delivery, finance, marketing, sales, legal and more.

Spotlight on Community Involvement
Both companies share a passion for leaving the environment better than they found it and to create better communities for people to work and live. We wanted to share some of the great initiatives that Concentrix and Webhelp are getting involved in around the world.
Webhelp’s Think Human Foundation
Webhelp founded its Think Human Foundation in 2020 to foster the social and professional inclusion of young people with limited opportunities. So far, nearly 8,000 young people have benefitted from the Foundation’s programs.

The Concentrix Carbon Challenge
The Concentrix Carbon Challenge has seen 23k+ staff across 36 countries recycle 76K+ pounds of waste, plant 8k+ trees, switch 1,260 light bulbs to LED, and reduced 162K+ kg of carbon emissions.
Webhelp Portugal support CERCI Braga
Webhelp Portugal teamed up with CERCI Braga to renovate a room in their facilities. The organization is dedicated to promoting social inclusion of people with disabilities and the newly refurbished room will be used for many of the organization’s fun activities.
Concentrix Philippines Hoop for a Cause
Concentrix Philippines hosted “Hoop for a Cause,” which brought together PBA (Philippine Basketball Association) legends and Concentrix all-stars in a friendly game. In total, the event raised PHP 2 million (approximately $36K USD) for the Concentrix Staff Pledge Fund.

Q&A Corner
To help you talk with your team about our upcoming combination, here are a few sharable answers to our most commonly asked questions. You can also reach out anytime to ____________________ to ask us about anything on your mind.
Q: What does it mean when we say ‘Day One’ of our combination with Webhelp?
A: When we are legally recognized as one company trading under a single entity it is called day one. There is no set day one date at this time, however our combination is due to happen before the end of this year.
Q: What are the objectives for day one?
A: We have several objectives that cover different areas of the business:
•For our People: our people's satisfaction and engagement with the new combined culture.
•For our Clients: our clients need to feel supported by one team with uninterrupted service delivery.
•Financially: we will identify targeted savings for the business.
•Structurally: everyone needs to know who they report to.
Q: How will we measure success?
A: Through feedback, we will connect with our staff and our clients to ensure our combination is achieving the goals we set.

Want more insights on our upcoming combination?
CLICK HERE TO WATCH THE NEXT CHAPTER OF THE CONVERSATION.
[Transcript of video conversation excerpts between Chris Caldwell, President and CEO of Concentrix, and Olivier Duha, Co-founder and CEO of Webhelp]

A conversation with Chris and Olivier
In this video, you will hear from Olivier Duha, CEO & co-founder of Webhelp and Chris Caldwell, President & CEO of Concentrix. They present and discuss the values of their respective companies and a broad outline of what motivated the contemplated transaction, which remains subject to completion of all conditions precedent.
Olivier Duha: Well, this partnership is, you know, kind of natural to me. You know, succeeding in building a worldwide leader, you know, takes a lot of energy and intelligence, but a little bit of luck as well. And I have to say that we’re lucky enough to have two assets that are very complementary to each other in terms of the footprint, in terms of client base, in terms of capabilities. And then on top of that, I think that the alignment of mindset and mentality and the fact that you have a team that is very entrepreneurial, you know, they’ve been very ambitious, very successful. I think that we have the same mindset at Webhelp. So is not only, you know, the complementarity of the geography and the capabilities, but on top of that, we have a chance to have, you know, a cultural fit. And that’s why both of us, we feel very, very confident that we’re going to build a new family. And this is why it’s so exciting.
Chris Caldwell: It’s interesting. When we were looking at the businesses and about bringing them together, there are definite defined strengths on both sides that are extremely complementary. So when we think of the go-to-market around how Webhelp looks at each region and the autonomy within each region, that’s something we need to learn from and something that we need to kind of really make sure that we foster and roll out across the whole company. And then there’s things that we have done that from a scaling perspective around central shared services that have allowed our business to continue to go and replicate and be able to do it that I think will allow much more scale from a Webhelp business as well. And I think bringing those two together really complement each other and is something that, while different, also helps and will drive a strength within the organization in coming together.
Olivier Duha: I think that at Concentrix you have the experience of large-scale operations given the size of the U.S. market and what you have built in the Philippines. At Webhelp, we have the experience of the complexity of the European markets and the fact that is not a unique marketplace. Actually it’s made of 27…
Chris Caldwell: Many, many markets.
Olivier Duha: …countries. Yeah, and I think that we are used to, you know, the complexity of moving from one region, from one country to another. So it’s a different kind of complexity, but it’s still where actually we build, you know, all the credentials and what we have learned over the last few days.
Chris Caldwell: And I think that’s equally important because when we think of needing to kind of grow in a lot of the new markets that we have. That understanding the complexity about treating smaller markets for that individuality, but then you’ve been able to grow it at scale, certainly will benefit some of the new markets that we want to go into together. So very, very excited by being able to help and grow that.

How we work together for a successful integration
•Our language should suggest partnership and our future path to growth, for example, we refer to this as a combination, not an acquisition.
•Be open minded to different ways of doing things - It's about finding the BEST way (not our way or their way).
•Stay Humble, Always.

•Remember until close occurs, we're still independent companies and competitors and must operate accordingly.
•If you or anyone on your team have questions, you can send a message to ____________________

Additional Information and Where to Find It
In connection with the proposed transaction between Concentrix Corporation (the “Company”) and Webhelp, the Company plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) and the Company’s website at www.concentrix.com.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC. You may obtain information about the Company’s executive officers and directors in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on February 9, 2023. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2023 annual meeting of stockholders, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.concentrix.com.
Information for U.S. Persons holding Marnix Lux Shares
This proposed business combination is made for the securities of a non-U.S. company. The offer is subject to disclosure and procedural requirements in France and other non-U.S. jurisdictions that are different from those of the United States. The proposed transaction will be structured to comply with the securities laws and regulations in France, the United States and other applicable jurisdictions that are applicable to transactions of this type.
It may be difficult for U.S. holders of Marnix Lux shares to enforce their rights and any claims they may have arising under the federal securities laws of the United States, since Marnix Lux is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding the combination with Webhelp and the timing thereof, including the satisfaction of closing conditions and the timing thereof, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the proposed transaction, including that the proposed transaction will not be consummated; the ability to satisfy the closing conditions to the proposed transaction in a timely manner, on acceptable terms or at all; conditions in the credit markets and the ability to obtain financing for the proposed transaction on a favorable basis, if at all; fluctuations in currency exchange rates and their impact on the U.S. dollar cost for Euro-denominated obligations; the ability to retain key employees and successfully integrate the Webhelp business; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the proposed acquisition on relationships with clients and other third parties; the unfavorable outcome of any legal proceedings that may be instituted against the Company, Webhelp Parent, the Sellers or the combined company; and other risks related to the Company’s and Webhelp’s businesses, including risks related to general economic conditions, cyberattacks on the Company’s or Webhelp’s networks and information technology systems, the loss of key personnel or the inability to attract and retain staff, increases in the cost of labor, the effects of communicable diseases, natural disasters, adverse weather conditions or public health crises, competitive conditions in the Company’s industry, higher than expected tax liabilities, the demand for CX solutions and technology, changes in law, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the SEC and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.